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                               EXHIBIT 11.1

              NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES
                 CALCULATION OF PRIMARY EARNINGS PER SHARE
             (Amounts in thousands, except per share amounts)


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                                                                         Three Months Ended             Nine Months Ended
                                                                            September 30,                 September 30,
                                                                       ______________________        _______________________
                                                                         1996         1995             1996          1995
                                                                       __________   _________        _________     _________
NET INCOME (LOSS)                                                      $   9,307    $  5,827         $ 12,146      $(84,355)
                                                                       __________   _________        _________     _________
COMMON STOCK:
Shares outstanding from beginning of period                               35,137      29,578           35,137        29,578
Pro rata shares:
   Stock options exercised                                                   392         429              220           253
   Assumed exercise of stock options, using treasury
     stock method                                                          1,303         732            1,293           320
   Conversion of senior subordinated debentures                               --       1,037               --           349
                                                                       _________    ________         ________      ________
   Weighted average number of shares outstanding                          36,832      31,776           36,650        30,500
                                                                       _________    ________         ________      ________
EARNINGS (LOSS) PER SHARE                                              $     .25    $    .18         $    .33      $  (2.77)
                                                                       =========    ========         ========      ========

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